Exhibit 99.2

Written Statement of the Vice President and Chief Financial Officer

Solely for the purpose of complying with 18 U.S.C. §1350, I, the undersigned Vice President and Chief Financial Officer of Harley-Davidson, Inc. (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2003.

/s/ James L. Ziemer
James L. Ziemer
Vice President and Chief Financial Officer